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                                                                    Exhibit 10.6


                                 PEOPLES BANK SB
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------


                                    ARTICLE I
                                    ---------

                           NATURE AND PURPOSE OF PLAN
                           --------------------------

         SECTION 1.1. TYPE OF PLAN. The Peoples Bank SB (the "Bank"), Supplemental Executive Retirement Plan ("Plan") is established by the Bank as an unfunded, non-qualified deferred- compensation plan for a select group of the Bank's management and highly-compensated employees.

         SECTION 1.2. PURPOSE OF PLAN. The purpose of the Plan is to provide a means for the payment of supplemental retirement benefits to a select group of key senior management employees of the Bank, in recognition of their substantial contributions to the operation of the Bank, and to provide those individuals with additional financial security.


                                   ARTICLE II
                                   ----------

                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

         SECTION 2.1. DEFINITIONS. As used in the Plan, the following words and phrases, when capitalized, have the following meanings except when used in a context that plainly requires a different meaning:

                  (a) "Account" means, with respect to a Participant, the bookkeeping account that serves as a record of the amounts credited to the Participant under the terms of this Plan.

                  (b) "Bank" means Peoples Bank SB.

                  (c) "Beneficiary" means, with respect to a Participant, the person or persons designated pursuant to Section 6.2 to receive benefits under the Plan in the event of the Participant's death.

                  (d) "Board of Directors" means the Board of Directors of the Bank.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.

                  (f) "Committee" means the Committee appointed by the Bank to administer the Plan.


                  (g) "Effective Date" means December 1, 1999.



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                  (h) "Eligible Employee" means a key management Employee who has the opportunity to impact significantly the annual operating success of the Bank.

                  (i) "Employee" means any person employed by the Bank on a full- time salaried basis, including officers of the Bank.

                  (j) "Participant" means an Eligible Employee who becomes a participant in the Plan pursuant to Section 3.1.

                  (k) "Plan" means the Peoples Bank SB Supplemental Executive Retirement Plan, as amended from time to time.

                  (l) "Plan Year" means, initially, a short plan year beginning December 1, 1999, and ending December 31, 1999 and, thereafter, the calendar year.

                  (m) "Termination of Employment" means, with respect to a Participant, the cessation of the relationship of employer and employee between the Participant and the Bank for any reason, including the Participant's death.

         SECTION 2.2. RULES OF CONSTRUCTION. The following rules of construction shall govern in interpreting the Plan:

                  (a) The provisions of this Plan shall be construed and governed in all respects under and by the internal laws of the State of Indiana, to the extent not preempted by federal law.

                  (b) Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and vice versa.

                  (c) Words used in the singular shall be construed to include the plural, where appropriate, and vice versa.

                  (d) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

                  (e) If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.




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                                   ARTICLE III
                                   -----------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         SECTION 3.1. ELIGIBILITY. Only Eligible Employees selected by the Board of Directors to participate in the Plan shall become Participants. Those Eligible Employees whom the Board of Directors selects to participate in the Plan shall be identified on the attached Appendix.

         SECTION 3.2. DATE OF PARTICIPATION. An Eligible Employee shall become a Participant on the date specified by the Board of Directors.

         SECTION 3.3. CESSATION OF PARTICIPATION. Any Participant who ceases to be an Eligible Employee, but continues to be an Employee, shall cease to be eligible to be credited with contributions determined under Article V but shall continue to have an Account and to be credited with interest on his Account as provided in Section 5.2 until that Account is fully distributed.

                                   ARTICLE IV
                                   ----------

                             PARTICIPANTS' ACCOUNTS
                             ----------------------

         SECTION 4.1. ESTABLISHMENT OF ACCOUNTS. The Committee shall create and maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary. Records shall be in the form of individual bookkeeping accounts, which shall be credited with the contributions and interest determined pursuant to Article V. Each Participant shall have a separate Account. The Participant's interest in his Account shall be fully vested at all times.

         SECTION 4.2. ACCOUNTS UNFUNDED. Accounts shall be accounting accruals, in the names of Participants, on the Bank's books. Accounts shall be unfunded, so that the Bank's obligation to pay benefits under the Plan is merely a contractual duty to make payments when due under the Plan. The Bank's promise to pay benefits under the Plan shall not be secured in any way, and the Bank shall not set aside or segregate assets for the purpose of paying contributions and interest credited to Participants' Accounts.

         SECTION 4.3. VALUATION OF ACCOUNTS. The value of a Participant's Account as of any date shall equal the contributions credited to the Account pursuant to Section 5.1, increased by interest earnings deemed to be credited to the Account in accordance with Section 5.2.

         SECTION 4.4. ANNUAL REPORT. Within 120 days following the end of each Plan Year, the Committee shall provide to each Participant a written statement of the amount standing to his credit in his Account as of the end of that Plan Year.




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                                    ARTICLE V
                                    ---------

                           CONTRIBUTIONS AND INTEREST
                           --------------------------

         SECTION 5.1. BASIC CONTRIBUTIONS. For each Plan Year, the Bank shall credit to the Account of each Participant the amount, if any, determined by the Board of Directors in its sole discretion. Any such amount shall be specified in a written notice to the Participant.

         SECTION 5.2. INTEREST ON ACCOUNTS. Amounts credited to a Participant's Account shall be deemed to earn interest at the same rate as the interest rate paid on the Bank's certificates of deposit offered as investments under the Bank's Profit Sharing Plan and Trust from the date the Account is established to the date the entire Account is distributed pursuant to Article VI. Interest shall be credited at the end of each Plan Year.


                                   ARTICLE VI
                                   ----------

                                    BENEFITS
                                    --------

         SECTION 6.1. TERMINATION OF EMPLOYMENT. If the Participant incurs a Termination of Employment, the Participant's Account shall be distributed to the Participant (or, in the event of his death, to his Beneficiary) in a lump sum cash payment as soon as administratively feasible after the Participant's Termination of Employment.

         SECTION 6.2. DESIGNATION OF BENEFICIARY. A Participant's Beneficiary shall be the person or persons, including a trustee, designated by the Participant in writing pursuant to the practices of, or rules prescribed by, the Committee, as the recipient of any benefits payable under the Plan following the Participant's death. To be effective, a Beneficiary designation must be filed with the Committee during the Participant's life on a form prescribed by the Committee. If no person has been designated as the Participant's Beneficiary or if no person designated as Beneficiary survives the Participant, the Participant's estate shall be his Beneficiary.


                                   ARTICLE VII
                                   -----------

                                 ADMINISTRATION
                                 --------------

         SECTION 7.1. ADMINISTRATOR. The Committee shall be the Administrator of the Plan. All decisions of the Committee shall be by a vote of a majority of its members and shall be final and binding.



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         SECTION 7.2. POWERS AND DUTIES OF THE COMMITTEE. Subject to the
specific limitations stated in this Plan, the Committee shall have the following powers, duties, and responsibilities:

                  (a) To carry out the general administration of the Plan;

                  (b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

                  (c) To keep appropriate books and records;

                  (d) To determine amounts to be distributed to Participants and Beneficiaries under the provisions of the Plan;

                  (e) To determine, consistent with the provisions of this instrument, all questions of eligibility, rights, and status of Participants and Beneficiaries under the Plan;

                  (f) To issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

                  (g) To exercise all other powers and duties specifically conferred upon the Committee elsewhere in this instrument; and

                  (h) To interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility.


                                  ARTICLE VIII
                                  ------------

                            AMENDMENT AND TERMINATION
                            -------------------------

         SECTION 8.1. AMENDMENT. The Bank reserves the right to amend the Plan at any time by action of the Board of Directors, with written notice given to each Participant in the Plan. The Bank, however, may not make any amendment that reduces a Participant's benefits accrued as of the date of the amendment unless the Participant consents in writing to the amendment.

         SECTION 8.2. TERMINATION. The Bank reserves the right to terminate the Plan, by action of the Board of Directors, at any time it deems appropriate. Upon termination of the Plan, no further contribution shall be made to the Plan. Following termination of the Plan, distribution shall be made at the time and under the terms and conditions as the Bank, in its sole discretion, shall determine, which shall commence no later than the Participant's Termination of Employment.




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                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         SECTION 9.1. RELATIONSHIP. Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Bank, Participants, Beneficiaries or any other persons. The Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended. The rights of Participants and Beneficiaries to receive payment of benefits under the Plan is strictly a contractual right of payment, and this Plan does not grant, nor shall it be deemed to grant Participants, Beneficiaries, or any other person any interest or right to any of the funds, property, or assets of the Bank other than as an unsecured general creditor of the Bank.

         SECTION 9.2. OTHER BENEFITS AND PLANS. Nothing in this Plan shall be deemed to prevent Participants from receiving, in addition to the benefits provided for under this Plan, any funds that may be distributable to them at any time under any other present or future retirement or incentive plan maintained by the Bank.

         SECTION 9.3. ANTICIPATION OF BENEFITS. Neither Participants nor Beneficiaries shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void. Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferrable by operation of law in the event of bankruptcy, insolvency, or otherwise.

         SECTION 9.4. NO GUARANTEE OF CONTINUED EMPLOYMENT. Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving any participant any right to be retained in employment with the Bank. The Bank specifically reserves the right to terminate any Participant's employment at any time with or without cause, and with or without notice or assigning a reason, subject to the terms of any written employment agreement between the Participant and the Bank.

         SECTION 9.5. WAIVER OF BREACH. The Bank's or the Committee's waiver of any Plan provision shall not operate or be construed as a waiver of any subsequent breach by the Participant.

         SECTION 9.6. BENEFIT. This Plan shall be binding upon and inure to the benefit of the Bank and its successors and assigns.

         SECTION 9.7. RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor the Bank makes any recommendations or warranties, express or implied, or assumes any responsibility concerning the legal context, or other implications or effects of this Plan.



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         SECTION 9.8. TAX WITHHOLDING. The Bank shall withhold from any payment made under the Plan such amount or amounts as may be required by applicable federal, state, or local laws.

         Peoples Bank, SB has caused this Plan to be executed by its duly authorized officers, as of the 15th day of December, 1999.

                                        PEOPLES BANK SB


                                   By:  /s/ David A. Bochnowski
                                        -------------------------
                                        David A. Bochnowski
                                        Chief Executive Officer

ATTEST:

By:  /s/ Linda L. Kollada
     -----------------------
     Linda L. Kollada
     Assistant Secretary



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                                    APPENDIX
                                    --------


       PLAN PARTICIPANT                         DATE PARTICIPATION BEGINS
       ----------------                         -------------------------

       Frank J. Bochnowski                      December 15, 1999